Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 5, 2026 with respect to the consolidated financial statements of Adial Pharmaceuticals, Inc. included in the Annual Report on Form 10-K of Adial Pharmaceuticals, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Marlton, New Jersey

October 20, 2026